Exhibit 1.01

LAM RESEARCH CORPORATION
CONFLICT MINERALS REPORT
For the reporting period from January 1, 2023 through December 31, 2023
This Conflict Minerals Report (this “Report”) of Lam Research Corporation (including its consolidated subsidiaries, the “Company”, “Lam”, “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, for the reporting period January 1, 2023 through December 31, 2023 (the “Reporting Period”).
Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Subject Minerals” (as defined below) are necessary to the functionality or production of such products. “Subject Minerals” are defined herein as: (i)(a) columbite-tantalite (or coltan), (b) cassiterite, (c) gold and (d) wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or a country that shares an internationally recognized border with the DRC (collectively, the “Covered Countries”).
Our operations may at times manufacture, or contract to manufacture, products for which Subject Minerals are necessary to the functionality or production of those products (collectively, our “products” and, individually, a “product”). As required by Form SD, Lam has conducted a good faith reasonable country of origin inquiry (“RCOI”), as described in more detail below, regarding the Subject Minerals included in our products manufactured or contracted to be manufactured during the Reporting Period (collectively, our “in-scope products” and, individually, an “in-scope product”), to determine whether any of such Subject Minerals originated in the Covered Countries and/or whether any of such Subject Minerals may be from recycled or scrap sources. Where applicable, Lam has conducted additional due diligence regarding the sources of the Subject Minerals contained in our in-scope products. The results of our RCOI regarding the Subject Minerals contained in our in-scope products, as well as our additional due diligence regarding the sources of such Subject Minerals, are contained in this Report.
I.    Product Overview
The Subject Minerals are commonly used in the semiconductor industry due to properties that make them useful in a wide variety of applications. As a result, all or substantially all of Lam’s equipment products, and many of its spare parts products, manufactured in 2023, may include components for which one or more conflict minerals are necessary to the functionality or production of the product for purposes of Rule 13p-1and covered by this Form SD (collectively, “Covered Products”). The following is a general description of Covered Products by major product category, inclusive of spare parts for such product categories:
1. Deposition Products
A series of high-productivity thin film deposition systems that form a device’s sub-microscopic layers of conducting (metal) or insulating (dielectric) materials, including:
a.     SABRE® product family
b.     ALTUS® product family
c.     VECTOR® product family
d.     Reliant® deposition product family
e.     SPEED® product family
f.     Striker® product family

2. Etch Products
A series of wafer fabrication products that selectively remove materials from the wafer to create features and patterns of a device, including:
a.     Kiyo® product family
b.     Versys® Metal product family
c.     Flex® product family
d.     Vantex® product family
e.     Reliant® etch product family
f.     Syndion® product family

3. Clean Products
A series of single-wafer wet and plasma-based wafer cleaning products that remove particles and residues from the wafer surface before and after adjacent processes, including:
a.     DV-Prime®
b.     Da Vinci®
c.     SP Series
d.     Coronus® product family
e.     EOS®
f.     Reliant® clean product family
II.     Reasonable Country of Origin Inquiry (“RCOI”)
During the Reporting Period, Lam conducted a good faith RCOI, based on the Organisation for Economic Cooperation and Development’s (“OECD”) due diligence framework, to determine the source and chain of custody for the Subject Minerals contained in our in-scope products.
To determine whether Subject Minerals included in our in-scope products originated in Covered Countries, Lam retained an third-party service provider to assist us in surveying our supply chain. Lam provided a list to our third-party service provider composed of the top 111 suppliers (by spend during the Reporting Period), including such suppliers’ affiliates, of production materials and components incorporated into our in-scope products that Lam believed may contain Subject Minerals that may be necessary to the functionality or production of Lam’s Covered Products (collectively, the “Covered Suppliers”). The Covered Suppliers represent approximately 92% of our overall spend on production materials and components during the Reporting Period. Lam annually reviews the Covered Supplier list to ensure that irrelevant or “out of scope” suppliers are excluded based on responses indicating that the Subject Minerals are not present in a supplier’s products (using the most current information available). Lam determined it was impractical to definitely exclude all potentially irrelevant suppliers from the list of Covered Suppliers because Lam could not reasonably determine in all cases whether Subject Minerals were present in all materials and components necessary to the functionality or production of our Covered Products.
We used the Conflict Minerals Reporting Template (“CMRT”), a resource provided by the Responsible Minerals Initiative (the “RMI”) of the Responsible Business Alliance (“RBA"), to conduct a survey of the Covered Suppliers. Lam requested that Covered Suppliers complete version 6.31 or higher of the CMRT in the third-party service provider’s online platform.
Lam requested that all Covered Suppliers complete the CMRT and made available training and educational resources to guide suppliers on best practices and the use of the CMRT. Lam monitored and tracked email communications on the CMRT for reporting and transparency.
Lam’s third-party service provider subjected all submitted CMRTs to automated data validation in order to identify inaccurate submissions and contradictory answers. During the review of CMRT documents received from suppliers, forms that were incomplete or had incomplete smelter responses were identified by our third-party service provider (and reviewed by Lam personnel) and follow up requests and training were provided to the suppliers as part of the corrective action process. As of April 26, 2024, Lam received complete responses from 110 out of 111 Covered Suppliers.
Based upon the measures described above, Lam was unable to determine whether our in-scope products contain Subject Minerals originating in the Covered Countries. As a result, Lam exercised due diligence on the source and chain of custody of Subject Minerals in our supply chain as described in Part III below.
III.     Due Diligence and Risk Mitigation
Our due diligence process, which significantly overlaps our RCOI process described above, is based on the OECD’s due diligence guidance. In addition to the RCOI, Lam has done the following since the start of 2023 to determine the mine or location of origin for the Subject Minerals contained in our in-scope products:

1.     Company Management Systems
a.     Conflict Minerals Policy Statement
Lam has adopted and communicated to suppliers and to the public a Conflict Minerals Policy Statement. A copy of the Policy Statement is publicly available at https://www.lamresearch.com/company/environmental-social-governance/supply-chain/. The content on any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.
b.    Maintain Appropriate Organizational Structure to Support Due Diligence
Lam established an organizational structure to support our due diligence process that includes processes for handling requests for information, escalations to management regarding issues or problems, surveying of suppliers, and documentation of any responses and red flags associated therewith.
Our due diligence process is carried out by the Global Supply Chain Management Environment, Social and Governance (“ESG”) team, supported by an inter-disciplinary support team comprised of members of the legal department, finance, engineering, customer account teams, trade compliance, corporate ESG, and environmental health and safety departments to address any questions associated with the RCOI and/or due diligence process. Lam also used a third-party service provider, to assist with evaluating supply chain information regarding Subject Minerals and in the development and implementation of due diligence steps. In addition, Lam has provided reports and briefings on the requirements of Rule 13p-1 to Company management.
c.     System of Controls and Transparency
We survey Covered Suppliers using the CMRT, as described in Part II above, in order to identify the source and chain of custody for the Subject Minerals contained in our in-scope products. Lam employs an automated tool provided by a third-party service provider in order to validate submitted CMRTs. Records relating to our conflict minerals program, including supplier responses to CMRTs, are retained for at least five years, in accordance with our record retention policies.
d.     Supplier Engagement
We expect our Covered Suppliers to have policies in place to reasonably assure that any Subject Minerals used in the production of the products sold to us are DRC conflict-free. This means that the products do not contain Subject Minerals that directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Covered Countries.
We continue to include a standard provision in the terms and conditions of our purchase orders requiring our suppliers to promptly provide accurate, complete, and timely information and documentation to assist us as we may request to comply with Rule 13p-1 and Form SD. This includes disclosing whether any of the suppliers’ deliverables contain Subject Minerals and, if so, providing such information as Lam may request to allow us to determine whether such Subject Minerals are DRC conflict free (as such term is defined in Form SD). Lam has also incorporated similar requirements into relevant commonly used supplier contract templates to further strengthen supplier engagement in the due diligence process. During the Reporting Period, Lam again made training and educational resources available for Covered Suppliers’ access to guide them on best practices and the use of the CMRT, including access to our third-party service provider’s library of conflict minerals training and support resources. See also Parts III.2 and V below regarding additional supplier engagement.
e.     Reporting Mechanism
Our employees, contractors, consultants, and suppliers may report suspected violations of our policies, including our Conflict Minerals Policy Statement, using our Ethics Helpline available at www.lamhelpline.ethicspoint.com. Reports to our Ethics Helpline may be made anonymously and confidentially to the extent permitted by law. Suppliers and others outside of the Company may also directly contact our supply chain organization and our Ethics & Compliance department to communicate with us, including to report grievances.

2.     Identify and Assess Risks in the Supply Chain
Our survey of Covered Suppliers using the CMRT, as described in Part II above, is designed to identify the source and chain of custody for the Subject Minerals contained in our in-scope products. The responses of Covered Suppliers to these surveys are then used to identify risks in our supply chain.
Our third-party service provider analyzed survey responses provided by Covered Suppliers, contacted Covered Suppliers for additional information, and gathered other pertinent data, to identify and assess risks. These risk assessments are reviewed with members of Lam’s supply chain organization.
Responses provided by Covered Suppliers using the CMRT included the names of facilities identified by those suppliers as smelters or refiners. Lam’s third-party service provider compared these facilities with the list of smelters and refiners maintained by the RMI and, if a supplier indicated that the facility was certified as “conflict-free,” confirmed that the facility had been given that designation by the RMI. With support from Lam, our third-party service provider assigns each RMI-recognized smelter or refiner a relative risk designation based on several factors, including geographic proximity to the DRC and Covered Countries, and whether a smelter or refiner has committed to an audit conducted by a qualified independent third-party.
Covered Suppliers were evaluated by Lam personnel and our third-party service provider on the strength of their programs based on criteria including:
•Whether the supplier has a policy in place that includes DRC conflict-free sourcing;
•Whether the supplier has implemented due diligence measures for conflict-free sourcing;
•Whether the supplier verifies due diligence information received from its suppliers against the Company’s expectations; and
•Whether the supplier’s verification process includes corrective action management.
If it is determined that a Covered Supplier did not meet or exceed these criteria, the supplier is then provided educational material from the RBA/RMI on how to improve their conflict minerals programs. For the Reporting Period, 31 Covered Suppliers were determined to have a conflict minerals program that presented a higher risk. This determination was based on a constellation of factors, including whether their CMRT indicated the potential use of a smelter or refiner in a Covered Country, the absence of appropriate policies or procedures, incomplete responses, or the need to improve their management system or due diligence program. These suppliers were targeted for follow-up in accordance with the risk management plan described below.
In addition, our internal Global Trade organization batch-screens smelters identified in CMRT responses against applicable sanctions lists at regular intervals as responses are received from Covered Suppliers for the Reporting Period, and prompt action is taken in accordance with the risk management plan described below in the event of any potential findings regardless of whether or not the Covered Supplier is otherwise determined to have a conflict minerals program that was determined to present a higher risk.
3.     Design and Implement Strategy to Respond to Identified Risks
a.     Devise and Implement Risk Management Plan
Our risk management plan is intended to respond to situations where Subject Minerals contained in our in-scope products are identified as potentially sourced from the Covered Countries, as well as other risks that are identified during our due diligence process (including where a Covered Supplier’s CMRT discloses the potential presence of sanctioned parties in the supply chain). Our plan includes: carrying out the due diligence described in this Report; understanding the supplier products impacted by any supplier materials identified as containing Subject Minerals; understanding the extent of our reliance on such materials; undertaking additional due diligence and risk mitigation to respond to identified risks; and communicating to our suppliers that any Subject Minerals should be sourced responsibly wherever possible.
When the third-party service provider determined that, according to the above criteria, a smelter or refiner reported on a CMRT by one of our Covered Suppliers presented a higher risk, risk mitigation activities were initiated by Lam in coordination with our third-party service provider. Our Global Supply Chain Management team responded to CMRT submissions identifying any such smelter or refiner with instructions to the Covered Supplier to take risk mitigation actions including training, revisions for quality, revisions for product specific requests in addition to including appropriate contact information. As per the OECD Due Diligence Guidance, the appropriate risk mitigation depends on the supplier’s specific position in the supply chain. Suppliers were requested to provide clear performance improvement objectives within reasonable timeframes with the goal of reducing these potential risks from the supply chain. Suppliers were also issued guidance to source from smelters in the approved RBA/RMI smelter audit program. In any case where a smelter or refiner reported on a CMRT by one of our Covered Suppliers was identified as a potentially sanctioned entity, Lam also promptly directed the applicable Covered Supplier to immediately discontinue any business (and to direct their suppliers and sub-tier suppliers to immediately discontinue any business) with any sanctioned parties and conducted additional due diligence to attempt to determine whether materials sourced from a sanctioned party were incorporated into products sold to Lam.
In addition, Suppliers identifying potential smelters or refiners determined to pose a higher risk were requested to submit a product specific CMRT, to allow us to better identify any connection between such a smelter or refiner and the products being supplied to Lam. These Covered Suppliers were also assigned a training class provided by the RBA as part of their remediation activities.
b.     Reporting of Findings to Management
Global Supply Chain Management informs members of the inter-disciplinary support team, as well as senior Lam management, of the results of the RCOI and due diligence process to allow for any appropriate feedback.
4.     Independent Third-Party Audit of Smelter’s / Refiner’s Due Diligence Practices
We rely on third party audits of smelters and refiners such as those carried out through the RMI’s Responsible Minerals Assurance Program (“RMAP”). To the extent that other audited supplier certifications are provided to the Company, the Company may consider reliance on a case-by-case basis.
5.     Report Annually on Supply Chain Due Diligence
This Report and our annual Conflict Minerals Reports from prior calendar years are publicly available at https://investor.lamresearch.com/sec-filings.
IV.     Results of Due Diligence
As of May 15, 2024, out of the 1027 potential smelters or refiners identified in the CMRTs received from our Covered Suppliers, Lam has validated 343 of such potential smelters or refiners as “RMI-recognized.” As used in this Report, “RMI-recognized” means that the entities have been confirmed by our third-party service provider to be properly classified as smelters or refiners using the “Smelter Reference List” maintained by the RMI. The list of RMI-recognized potential smelters or refiners is set forth in the table included as Appendix A to this Report. Of those 343 RMI-recognized smelters and refiners, 221 have been identified by the RMI as “conformant” with the RMAPs third-party audit protocol, and another four have been identified by the RMI as “active,” meaning they have agreed to undergo or are currently undergoing a third-party audit and are progressing through the audit and/or post-audit corrective action process. The remaining 118 smelters and refiners fall under the RMI “not active” category, meaning that their conformance status is unknown, cannot be verified, or that they are possibly non-conformant.
The majority of the survey responses Lam received from the Covered Suppliers provided smelter and refiner data only at a company or divisional level, together with the possible country or countries of origin, and did not identify the specific smelters or refiners providing Subject Materials contained in products being sold to Lam. Because of the lack of product-level responses, our list of potential smelters and refiners in Appendix A may be more comprehensive than the list of smelters or refiners that actually processed the Subject Minerals contained in our Covered Products. In addition, Lam does not have adequate information to be able to conclusively determine the actual countries of origin of the Subject Minerals processed by those smelters and refiners, or when Subject Minerals may have been purchased by a Covered Supplier or its suppliers/sub-tier suppliers from any particular smelter or refiner. Given the limitations of material traceability, the depth of our supply chain, and the regular practice of mixing raw materials and stockpiling both raw materials and subcomponents incorporating or manufactured from Subject Minerals at various tiers in our supply chain, the list of smelters and refiners included in Appendix A to this Report includes both smelters and refiners that our supply chain is believed to be actively sourcing from, as well as smelters and refiners that may have historically been used. Therefore, for the Reporting Period, Lam was unable to determine whether or not Subject Minerals in our Covered Products originated from the smelters and refiners listed in Appendix A, nor is Lam able to determine the countries of origin of those Subject Minerals.
Out of the potential smelters or refiners identified in the CMRTs submitted by our Covered Suppliers, one gold smelter (CID003185 - African Gold Refinery) was identified that is subject to sanctions related to the DRC, and one tungsten/gold smelter (CID003643 – LLC Vostok) was identified that is subject to sanctions related to Russia. These two smelters have not been assessed by the RMI. Lam has instructed the relevant Covered Suppliers to remove these two smelters from their supply chains and to require their relevant suppliers to request their smelters to join the RMI. However, many Covered Suppliers are believed by Lam to have no direct relationship with the smelters and instead reporting information they received from their suppliers. Moreover, due to the stockpiling and traceability issues noted above, any raw materials that may have been sourced from these smelters in the past may take time to work their way through the multiple tiers of the supply chain. This can mean that these smelters may continue to be reported by Covered Suppliers in their CMRT responses even after they have been eliminated from the supply chain. Lam has no direct relationship with either of these smelters. Thus, it is uncertain whether these smelters are currently part of Lam’s supply chain, or if part of Lam’s supply chain, when any Subject Materials may have been sourced from these smelters. Following additional due diligence conducted in accordance with the risk management plan, Lam is unable to determine that Subject Minerals sourced from these two smelters were incorporated into its Covered Products during the Reporting Period.
Lam, with assistance from a third-party service provider, compared our list of smelters and refiners against RMI’s database for RMAP-conformant smelters and refiners. As a result, Lam compiled a list that sets out possible countries of origin of conflict minerals used in the manufacturing of our products that are necessary to the functionality or production of our products. This list includes Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Congo, Czechia, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Korea Republic of (South Korea), Kyrgyzstan, Lithuania, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russia, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Viet Nam, Zimbabwe. The list is based on publicly available information, the RCOI conducted by Lam, and other due diligence. For the reasons described in the Report, however, these possible countries of origin cannot be necessarily linked to Lam’s Covered Products.
V.     Continuous Improvement
During this Reporting Period, Lam refined our scope of suppliers surveyed with the CMRT and updated our internal policies and process to strengthen our annual data collection (including monthly review of supplier responses by our inter-disciplinary support team as response rates increased from 25% through >90%). As in previous years, Lam continues to make available to Covered Suppliers information and training resources regarding responsible sourcing of Subject Minerals.
Forward-Looking Statement Disclaimer
Statements made in this Report that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, those regarding the Company’s expected future supplier due diligence, engagement and risk mitigation efforts, and development of related due diligence and risk mitigation processes. Some factors that may affect these forward-looking statements include: statutory and regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; and industry developments relating to supply chain diligence, risk mitigation, disclosure and other practices. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks, including those detailed in documents filed by us with the Securities and Exchange Commission. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this Report.

Appendix A:

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
1	Gold	8853 S.p.A.	CID002763	ITALY
2	Gold	ABC Refinery Pty Ltd.	CID002920	AUSTRALIA
3	Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
4	Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
5	Gold	African Gold Refinery	CID003185	UGANDA
6	Gold	Agosi AG	CID000035	GERMANY
7	Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
8	Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
9	Gold	Albino Mountinho Lda.	CID002760	PORTUGAL
10	Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA
11	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
12	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
13	Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
14	Gold	Asahi Pretec Corp.	CID000082	JAPAN
15	Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
16	Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
17	Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
18	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
19	Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
20	Gold	Augmont Enterprises Private Limited	CID003461	INDIA
21	Gold	Aurubis AG	CID000113	GERMANY
22	Gold	Bangalore Refinery	CID002863	INDIA
23	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
24	Gold	Boliden Ronnskar	CID000157	SWEDEN
25	Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
26	Gold	Caridad	CID000180	MEXICO
27	Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
28	Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
29	Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA
30	Gold	Chimet S.p.A.	CID000233	ITALY
31	Gold	Chugai Mining	CID000264	JAPAN
32	Gold	Coimpa Industrial LTDA	CID004010	BRAZIL
33	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
34	Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
35	Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES
36	Gold	Dongwu Gold Group	CID003663	CHINA
37	Gold	Dowa	CID000401	JAPAN
38	Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
39	Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
40	Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
41	Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
42	Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA
43	Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA
44	Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA
45	Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
46	Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
47	Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
48	Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES
49	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
50	Gold	Gold by Gold Colombia	CID003641	COLOMBIA
51	Gold	Gold Coast Refinery	CID003186	GHANA
52	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
53	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
54	Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
55	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
56	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
57	Gold	Heimerle + Meule GmbH	CID000694	GERMANY
58	Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY
59	Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
60	Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
61	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA
62	Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF
63	Gold	Industrial Refining Company	CID002587	BELGIUM
64	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
65	Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES
66	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
67	Gold	Istanbul Gold Refinery	CID000814	TURKEY
68	Gold	Italpreziosi	CID002765	ITALY
69	Gold	JALAN & Company	CID002893	INDIA
70	Gold	Japan Mint	CID000823	JAPAN
71	Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
72	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
73	Gold	JSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
74	Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
75	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
76	Gold	K.A. Rasmussen	CID003497	NORWAY
77	Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
78	Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
79	Gold	Kazzinc	CID000957	KAZAKHSTAN
80	Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
81	Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
82	Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
83	Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
84	Gold	Kundan Care Products Ltd.	CID003463	INDIA
85	Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
86	Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
87	Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
88	Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
89	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
90	Gold	L'Orfebre S.A.	CID002762	ANDORRA
91	Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF
92	Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
93	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
94	Gold	Marsam Metals	CID002606	BRAZIL
95	Gold	Materion	CID001113	UNITED STATES OF AMERICA
96	Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
97	Gold	MD Overseas	CID003548	INDIA
98	Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
99	Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA
100	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
101	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
102	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
103	Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
104	Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
105	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
106	Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
107	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
108	Gold	MKS PAMP SA	CID001352	SWITZERLAND
109	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
110	Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
111	Gold	Morris and Watson	CID002282	NEW ZEALAND
112	Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
113	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
114	Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
115	Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF
116	Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
117	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
118	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
119	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
120	Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
121	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
122	Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
123	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
124	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
125	Gold	PX Precinox S.A.	CID001498	SWITZERLAND
126	Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA
127	Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
128	Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
129	Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
130	Gold	Royal Canadian Mint	CID001534	CANADA
131	Gold	SAAMP	CID002761	FRANCE
132	Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
133	Gold	Safimet S.p.A	CID002973	ITALY
134	Gold	SAFINA A.S.	CID002290	CZECHIA
135	Gold	Sai Refinery	CID002853	INDIA
136	Gold	Sam Precious Metals	CID003666	UNITED ARAB EMIRATES

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
137	Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
138	Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF
139	Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
140	Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
141	Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA
142	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
143	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
144	Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	CHINA
145	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA
146	Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA
147	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
148	Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA
149	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
150	Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
151	Gold	Sovereign Metals	CID003383	INDIA
152	Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA
153	Gold	Sudan Gold Refinery	CID002567	SUDAN
154	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
155	Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
156	Gold	Super Dragon Technology Co., Ltd.	CID001810	TAIWAN, PROVINCE OF CHINA
157	Gold	T.C.A S.p.A	CID002580	ITALY
158	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
159	Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
160	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
161	Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
162	Gold	Torecom	CID001955	KOREA, REPUBLIC OF
163	Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
164	Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
165	Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
166	Gold	Valcambi S.A.	CID002003	SWITZERLAND
167	Gold	WEEEREFINING	CID003615	FRANCE
168	Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
169	Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
170	Gold	Yamakin Co., Ltd.	CID002100	JAPAN
171	Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
172	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
173	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
174	Tantalum	5D Production OU	CID003926	ESTONIA
175	Tantalum	AMG Brasil	CID001076	BRAZIL
176	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
177	Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
178	Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
179	Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
180	Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
181	Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
182	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
183	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
184	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
185	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
186	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
187	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
188	Tantalum	KEMET de Mexico	CID002539	MEXICO
189	Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA
190	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
191	Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
193	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
194	Tantalum	NPM Silmet AS	CID001200	ESTONIA
195	Tantalum	PowerX Ltd.	CID004054	RWANDA
196	Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
197	Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
198	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA
199	Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
200	Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
201	Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND
202	Tantalum	TANIOBIS GmbH	CID002545	GERMANY
203	Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
204	Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
205	Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
206	Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
207	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
208	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
209	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
210	Tin	Alpha	CID000292	UNITED STATES OF AMERICA
211	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM
212	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
213	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
214	Tin	China Tin Group Co., Ltd.	CID001070	CHINA
215	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
216	Tin	CRM Synergies	CID003524	SPAIN
217	Tin	CV Ayi Jaya	CID002570	INDONESIA
218	Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
219	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA
220	Tin	Dowa	CID000402	JAPAN
221	Tin	DS Myanmar	CID003831	MYANMAR
222	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM
223	Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
224	Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL
225	Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
226	Tin	Fenix Metals	CID000468	POLAND
227	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA
228	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
229	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
230	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
231	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
232	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
233	Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
234	Tin	Luna Smelter, Ltd.	CID003387	RWANDA
235	Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
236	Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
237	Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
238	Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
239	Tin	Metallo Belgium N.V.	CID002773	BELGIUM
240	Tin	Metallo Spain S.L.U.	CID002774	SPAIN
241	Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
242	Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE
243	Tin	Minsur	CID001182	PERU
244	Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
245	Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
246	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
247	Tin	Novosibirsk Processing Plant Ltd.	CID001305	RUSSIAN FEDERATION
248	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
249	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
250	Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
251	Tin	Pongpipat Company Limited	CID003208	MYANMAR
252	Tin	Precious Minerals and Smelting Limited	CID003409	INDIA
253	Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
254	Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
255	Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
256	Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
257	Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA
258	Tin	PT Bangka Prima Tin	CID002776	INDONESIA
259	Tin	PT Bangka Serumpun	CID003205	INDONESIA
260	Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
261	Tin	PT Bukit Timah	CID001428	INDONESIA
262	Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
263	Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
264	Tin	PT Mitra Stania Prima	CID001453	INDONESIA
265	Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA
266	Tin	PT Panca Mega Persada	CID001457	INDONESIA
267	Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
268	Tin	PT Prima Timah Utama	CID001458	INDONESIA
269	Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
270	Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA
271	Tin	PT Refined Bangka Tin	CID001460	INDONESIA
272	Tin	PT Bangka Tin Industry	CID001419	INDONESIA
273	Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
274	Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
275	Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
276	Tin	PT Timah Nusantara	CID001486	INDONESIA
277	Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
278	Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
279	Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
280	Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA
281	Tin	PT Tommy Utama	CID001493	INDONESIA
282	Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
283	Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
284	Tin	Super Ligas	CID002756	BRAZIL
285	Tin	Thaisarco	CID001898	THAILAND
286	Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
287	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM
288	Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM
289	Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
290	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
291	Tin	Yunnan Tin Company Limited	CID002180	CHINA
292	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
293	Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
294	Tungsten	ACL Metais Eireli	CID002833	BRAZIL
295	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL
296	Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION
297	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
298	Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
299	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
300	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA
301	Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL
302	Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	KOREA, REPUBLIC OF
303	Tungsten	Fujian Xinlu Tungsten	CID003609	CHINA
304	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
305	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
306	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
307	Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
308	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
309	Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
310	Tungsten	HANNAE FOR T Co., Ltd.	CID003978	KOREA, REPUBLIC OF
311	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
312	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
313	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA
314	Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
315	Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location
316	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
317	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
318	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
319	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
320	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
321	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
322	Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CID003417	CHINA
323	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RUSSIAN FEDERATION
324	Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
325	Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
326	Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA
327	Tungsten	LLC Vostok	CID003643	RUSSIAN FEDERATION
328	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
329	Tungsten	Masan High-Tech Materials	CID002543	VIET NAM
330	Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION
331	Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	VIET NAM
332	Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
333	Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION
334	Tungsten	OOO “Technolom” 1	CID003614	RUSSIAN FEDERATION
335	Tungsten	OOO “Technolom” 2	CID003612	RUSSIAN FEDERATION
336	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
337	Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY
338	Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIET NAM
339	Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
340	Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
341	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
342	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
343	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	CHINA